Securities Purchase Agreement

Quantum Fuel Systems Technologies Worldwide, Inc.

17872 Cartwright Road

Irvine, CA 92614

The undersigned investor (the "Investor") hereby confirms Investor's agreement with Quantum Fuel Systems Technologies Worldwide, Inc. ("Quantum" or the "Company") as follows:

1. This Securities Purchase Agreement is made as of the date set forth below between the Company and the Investor.

2. The Company has authorized the sale and issuance of up to 6,097,561 shares (the "Shares") of the common stock of the Company, $0.001 par value per share (the "Common Stock"), to certain investors in a private placement and has authorized that each investor shall receive (i) warrants to purchase that number of shares of the Company's Common Stock as specified herein at an exercise price of $2.36 per share, exercisable at any time or from time to time (the "Common Stock Purchase Warrant A") and (ii) (a) warrants to purchase that number of shares of the Company's Common Stock as specified herein at an exercise price of $1.64 per share, exercisable at any time or from time to time (the "Common Stock Purchase Warrant B") and (b) only as part of and in connection with the exercise of the Common Stock Purchase Warrant B, an additional warrant to purchase that number of shares of the Company's Common Stock as specified herein at an exercise price of $2.36 per share, exercisable at any time or from time to time (the "Additional Warrant"), in each case on or prior to October 30, 2006 (the "Offering"). As used herein, "Warrants" shall mean the Common Stock Purchase Warrant A, in the form attached as Exhibit 1 hereto and the Common Stock Purchase Warrant B, in the form attached as Exhibit 2 hereto, and "Warrant Shares" shall mean the shares of the Common Stock issuable upon the exercise of the Warrants and Additional Warrants. The Shares, Warrants, Additional Warrant and Warrant Shares are sometimes referred to collectively as the "Securities."

3. The Company and the Investor agree that the Investor will purchase from the Company and the Company will issue and sell to the Investor 2,012,195 Shares at a purchase price of $1.64 per Share, for an aggregate purchase price of $3,300,000 (the "Purchase Price"), subject to the Terms and Conditions for Purchase of Shares attached hereto as Annex I and incorporated herein by reference as if fully set forth herein. Unless otherwise requested by the Investor in Exhibit "A", certificates representing the Shares purchased by the Investor will be registered in the Investor's name and address as set forth below. In addition, Investor shall receive (i) the Common Stock Purchase Warrant A, registered in the Investor's name, to purchase 704,268 shares of the Company's Common Stock, and (ii) the Common Stock Purchase Warrant B, registered in the Investor's name, to purchase (a) 603,659 shares of the Company's Common Stock, and (b) only as part of and in connection with the exercise of the Common Stock Purchase Warrant B, an additional warrant to purchase up to 211,280 shares of the Company's Common Stock.

4. The Investor represents that, except as set forth below, (a) it has had no position, office or other material relationship within the past three (3) years with the Company or its affiliates, (b) neither it, nor any group of which it is a member or to which it is related, acquired, directly or indirectly, any securities of the Company in a certain private placement transaction that closed on June 30, 2006, and (c) it has no direct or indirect affiliation or association with any National Association of Securities Dealers, Inc. ("NASD") member. Exceptions:

(If no exceptions, write "none." If left blank, response will be deemed to be "none.")

Please confirm that the foregoing correctly sets forth the agreement between us by signing in the space provided below for that purpose.

Dated as of: October 28, 2006

/s/ Iroquois Master Fund Ltd

Investor

By: /s/ Joshua Silverman

Name: Joshua Silverman

Title: Authorized Signer

Address: 641 Lexington Ave., 26th Street

New York, New York 10122

AGREED AND ACCEPTED:

Quantum Fuel Systems Technologies Worldwide, Inc.

By: /s/ W. Brian Olson

Name: W. Brian Olson

Title: Chief Financial Officer

[SECURITIES PURCHASE AGREEMENT SIGNATURE PAGE]

Annex I

Terms and Conditions for Purchase of Shares

1. Agreement to Sell and Purchase the Shares; Subscription Date.

1.1 Purchase and Sale. At the Closing (as defined in Section 2), the Company will sell to the Investor, and the Investor will purchase from the Company, upon the terms and subject to the conditions set forth herein, and at the Purchase Price, the number of Shares and Warrant described in paragraph 3 of the Securities Purchase Agreement attached hereto (collectively with this Annex I and the other exhibits attached hereto, this "Agreement").

1.2 Other Investors. As part of the Offering, the Company proposes to enter into Securities Purchase Agreements in the same form as this Agreement with certain other investors (the "Other Investors"), and the Company expects to complete sales of Shares to them. The Investor and the Other Investors are sometimes collectively referred to herein as the "Investors," and this Agreement, the Registration Rights Agreement and the Securities Purchase Agreements executed by the Other Investors are sometimes collectively referred to herein as the "Agreements" or the "Transaction Documents". The Company may accept executed Agreements from Investors for the purchase of Shares commencing upon the date on which the Company provides the Investors with the proposed purchase price per Share and concluding upon the date (the "Subscription Date") on which the Company has notified Canaccord Adams, Inc. (in its capacity as placement agent for the Shares, the "Placement Agent") in writing that it will no longer accept Agreements for the purchase of Shares in the Offering, but in no event shall the Subscription Date be later than October __, 2006. Each Investor must execute and deliver a Securities Purchase Agreement and a Registration Rights Agreement and must complete a Stock Certificate Questionnaire (in the form attached as Exhibit "A" hereto) and an Investor Questionnaire (in the form attached as Exhibit "B" hereto) in order to purchase Shares in the Offering.

1.3 Placement Agent Fee. The Investor acknowledges that the Company intends to pay to the Placement Agent a fee in respect of the sale of Shares to the Investor from the proceeds of the Offering.

2. Delivery of the Shares at Closing. The completion of the purchase and sale of the Shares (the "Closing") shall occur on a date specified by the Company and the Placement Agent that is anticipated to be October 27, 2006 (the "Closing Date"), but which date shall not be later than October 30, 2006 (the "Outside Date"), and of which the Investors will be notified in advance by the Placement Agent. At the Closing, the Company shall deliver to the Investor (i) one or more stock certificates representing the number of Shares set forth in paragraph 3 of the Securities Purchase Agreement and (ii) a Warrant pursuant to which such Investor shall have the right to acquire the number of Warrant Shares set forth in paragraph 3 of the Securities Purchase Agreement, each such certificate to be registered in the name of the Investor or, if so indicated on the Stock Certificate Questionnaire, in the name of a nominee designated by the Investor, together with the Warrant. In exchange for the delivery of the subscription agreements, the Investor shall deliver the Purchase Price directly to the Company by wire transfer of immediately available funds pursuant to written instructions. On the Closing Date, the Company shall cause counsel to the Company to deliver to the Investors a legal opinion, dated the Closing Date, in the form attached hereto as Exhibit "C" (the "Legal Opinion").

The Company's obligation to issue and sell the Shares to the Investor and to deliver to the Investor the Warrant shall be subject to the following conditions, any one or more of which may be waived by the Company: (a) prior receipt by the Company of an executed copy of this Securities Purchase Agreement; (b) completion of purchases and sales of Shares under the Agreements with the Other Investors; (c) the accuracy of the representations and warranties made by the Investor in this Agreement and the fulfillment of the obligations of the Investor to be fulfilled by it under this Agreement on or prior to the Closing; (d) the Company is satisfied that the issuance of the Securities will not be in violation of applicable Nasdaq listing qualification rules; and (e) the absence of any order, writ, injunction, judgment or decree that questions the validity of the Agreements or the right of the Company or the Investor to enter into such Agreements or to consummate the transactions contemplated hereby and thereby.

The Investor's obligation to purchase the Shares and Warrants shall be subject to the following conditions, any one or more of which may be waived by the Investor: (a) the delivery of the Legal Opinion to the Investor by counsel to the Company; (b) the accuracy of the representations and warranties made by the Company in this Agreement on the Closing Date; (c) the execution and delivery by the Company of the Registration Rights Agreement; and (d) the absence of any order, writ, injunction, judgment or decree that questions the validity of the Agreements or the right of the Company or the Investor to enter into such Agreements or to consummate the transactions contemplated hereby and thereby.

In the event that the Closing does not occur on or before the Outside Date as a result of the Company's failure to satisfy any of the conditions set forth above (and such condition has not been waived by the Investor), the Company shall return any and all funds paid hereunder to the Investor no later than one Business Day following the Outside Date and the Investors shall have no further obligations hereunder. For purposes of this Agreement, "Business Day" shall mean any day other than a Saturday, Sunday or other day on which the New York Stock Exchange is permitted or required by law to close.

3. Representations, Warranties and Covenants of the Company. The Company hereby represents and warrants to, and covenants with, the Investor as of the date hereof and the Closing Date, as follows:

3.1 Organization. The Company is duly incorporated and validly existing in good standing under the laws of the State of Delaware. The Company has full power and authority to own, operate and occupy its properties and to conduct its business as presently conducted and is registered or qualified to do business and in good standing in each jurisdiction in which it owns property or transacts business and where the failure to be so qualified would have a material adverse effect upon the Company and its subsidiaries as a whole or the business, financial condition, properties, operations or assets of the Company and its subsidiaries as a whole or the Company's ability to perform its obligations under the Agreements in all material respects ("Material Adverse Effect"), and no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification.

3.2 Due Authorization. The Company has all requisite power and authority to execute, deliver and perform its obligations under the Agreements. The execution and delivery of the Agreements, and the consummation by the Company of the transactions contemplated hereby, have been duly authorized by all necessary corporate action and no further action on the part of the Company or its Board of Directors or stockholders is required. The Agreements have been validly executed and delivered by the Company and constitute legal, valid and binding agreements of the Company enforceable against the Company in accordance with their terms, except to the extent (i) rights to indemnity and contribution may be limited by state or federal securities laws or the public policy underlying such laws, (ii) such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' and contracting parties' rights generally and (iii) such enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

3.3 No Conflict or Default. The execution and delivery of the Agreements, the issuance and sale of the Shares to be sold by the Company under the Agreements, the fulfillment of the terms of the Agreements and the consummation of the transactions contemplated thereby will not: (A) result in a conflict with or constitute a material violation of, or material default (with the passage of time or otherwise) under, (i) any bond, debenture, note, loan agreement or other evidence of indebtedness, or any material lease, or contract to which the Company is a party or by which the Company or their respective properties are bound, (ii) the Certificate of Incorporation, by-laws or other organizational documents of the Company, as amended, or (iii) any law, administrative regulation, or existing order of any court or governmental agency, or other authority binding upon the Company or the Company's respective properties; or, (B) result in the creation or imposition of any lien, encumbrance, claim, or security interest upon any of the material assets of the Company or an acceleration of indebtedness pursuant to any obligation, agreement or condition contained in any material bond, debenture, note or any other evidence of indebtedness or any material indenture, mortgage, deed of trust or any other agreement or instrument to which the Company is a party or by which it is bound or to which any of the property or assets of the Company is subject, that would have a Material Adverse Effect. No consent, approval, authorization or other order of, or registration, qualification or filing with, any regulatory body, administrative agency, or other governmental body is required for the execution and delivery of the Agreements by the Company and the valid issuance or sale of the Shares by the Company pursuant to the Agreements, other than such as have been made or obtained, and except for any filings required to be made under federal or state securities laws.

3.4 Capitalization. The outstanding capital stock of the Company is as described in the Company's Annual Report on Form 10-K for the year ended April 30, 2006 (the "10-K) and the Company's most recent Quarterly Report on Form 10-Q for the quarter ended July 31, 2006 (the 10-Q"). Except as described in the 10-K and the 10-Q, since July 31, 2006, the Company has not issued any capital stock, other than pursuant to the purchase of shares under the Company's employee stock option plan and the exercise of outstanding warrants or stock options. The Shares and Warrant Shares to be sold pursuant to the Agreements and the Common Stock Purchase Warrant A and Common Stock Purchase Warrant B have been duly authorized, and when issued and paid for in accordance with the terms of the Agreements and the Common Stock Purchase Warrant A and Common Stock Purchase Warrant B, will be duly and validly issued, fully paid and nonassessable, subject to no lien, claim or encumbrance (except for any such lien, claim or encumbrance created, directly or indirectly, by the Investor). The outstanding shares of capital stock of the Company have been duly and validly issued and are fully paid and nonassessable, have been issued in compliance with the registration requirements of federal and state securities laws, and were not issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. Except as described otherwise in the 10-K and the 10-Q, the Company owns one hundred percent of all of the outstanding capital stock of each of its subsidiaries, free and clear of all liens, claims and encumbrances. There are not (i) any outstanding preemptive rights, or (ii) any rights, warrants or options to acquire, or instruments convertible into or exchangeable for, any unissued shares of capital stock or other equity interest in the Company not disclosed in the 10-K and the 10-Q, or (iii) any contract, commitment, agreement, understanding or arrangement of any kind to which the Company is a party that would provide for the issuance or sale of any capital stock of the Company, any such convertible or exchangeable securities or any such rights, warrants or options not disclosed in the 10-K and the 10-Q. There are no shareholders agreements, voting agreements or other similar agreements with respect to the Common Stock to which the Company is a party, other than as described in 10-K and the 10-Q.

3.5 Legal Proceedings. There is no material legal or governmental proceeding pending, or to the actual knowledge of the Company, threatened, to which the Company is a party or of which the business or property of the Company is subject. The Company is not subject to any injunction, judgment, decree or order of any court, regulatory body, administrative agency or other government body, which has a material effect on the business or property of the Company.

3.6 No Violations. The Company is not in violation of its Certificate of Incorporation, bylaws or other organizational documents, as amended, that is reasonably likely to have a Material Adverse Effect. The Company is not in violation of any law, administrative regulation, ordinance or order of any court or governmental agency, arbitration panel or authority applicable to the Company, which violation, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect. The Company is not in default (and there exists no condition which, with the passage of time or otherwise, would constitute a default) in the performance of any bond, debenture, note or any other evidence of indebtedness or any indenture, mortgage, deed of trust or any other material agreement or instrument to which the Company is a party or by which the Company is bound, which such default is reasonably likely to have a Material Adverse Effect upon the Company.

3.7 Governmental Permits, Etc. The Company has all necessary franchises, licenses, certificates and other authorizations from any foreign, federal, state or local government or governmental agency, department or body that are currently necessary for the operation of the business of the Company as currently conducted, except where the failure to currently possess such franchises, licenses, certificates and other authorizations is not reasonably likely to have a Material Adverse Effect.

3.8 Intellectual Property.

(a) Except for matters which are not reasonably likely to have a Material Adverse Effect, (i) each of the Company has ownership of, or a license or other legal right to use, all patents, copyrights, trade secrets, trademarks, customer lists, designs, manufacturing or other processes, computer software, systems, data compilation, research results or other proprietary rights used in the business of the Company (collectively, "Intellectual Property") and (ii) all of the Intellectual Property owned by the Company consisting of patents, registered trademarks and registered copyrights have been duly registered in, filed in or issued by the United States Patent and Trademark Office, the United States Register of Copyrights or the corresponding offices of other jurisdictions and have been maintained and renewed in accordance with all applicable provisions of law and administrative regulations in the United States and/or such other jurisdictions.

(b) Except for matters which are not reasonably likely to have a Material Adverse Effect, all material licenses or other material agreements under which (i) the Company employs rights in Intellectual Property, or (ii) the Company has granted rights to others in Intellectual Property owned or licensed by the Company are in full force and effect, and there is no default by the Company with respect thereto.

(c) The Company believes that it has taken all steps reasonably required in accordance with sound business practice and business judgment to establish and preserve the ownership of the Company's material Intellectual Property.

(d) Except for matters which are not reasonably likely to have a Material Adverse Effect, to the actual knowledge of the Company, (i) the present business, activities and products of the Company do not infringe any intellectual property of any other person; (ii) neither the Company is making unauthorized use of any confidential information or trade secrets of any person; and (iii) the activities of any of the employees of the Company, acting on behalf of the Company, do not materially violate any agreements or arrangements related to confidential information or trade secrets of third parties.

(e) Except for matters which are not reasonably likely to have a Material Adverse Effect, no proceedings are pending, or to the knowledge of the Company, threatened, which challenge the rights of the Company to the use the Company's Intellectual Property.

3.9 SEC Reports; Financial Statements. The Company has filed all reports required to be filed by it under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the twelve months preceding the date hereof (or such shorter period as the Company was required by law to file such reports) (the foregoing materials being collectively referred to herein as the "SEC Reports" and, together with the Schedules to this Agreement, the "Disclosure Materials") on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. Except as may have been corrected or supplemented in a subsequent SEC Report, as of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except as may have been corrected or supplemented in a subsequent SEC Report, the financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Except as may have been corrected or supplemented in a subsequent SEC Report, such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved ("GAAP"), except as may be otherwise specified in such financial statements or the notes thereto, or, in the case of unaudited financial statements, as permitted by Rule 10-01 of Regulation S-X promulgated under the Securities Act and the Exchange Act, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

3.10 No Material Adverse Change. There has not been, since July 31, 2006: (i) an event, circumstance or change that has had or is reasonably likely to have a Material Adverse Effect upon the Company, (ii) any obligation incurred by the Company that is material to the Company, other than obligations incurred in the ordinary course of business consistent with past practice, (iii) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company, or (iv) any loss or damage (whether or not insured) to the physical property of the Company which has had a Material Adverse Effect.

3.11 Nasdaq Compliance. The Company's Common Stock is registered pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and is listed on the Nasdaq Capital Market ("Nasdaq"), and the Company has taken no action intended to, or which to its actual knowledge could have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from Nasdaq. The Company's Series B Common Stock is not publicly traded.

3.12 Reporting Status. The Company is currently eligible to register the resale of Common Stock by the Investors pursuant to a registration statement on Form S-3 under the Securities Act or on such other form as may be available to the Company (the "Registration Statement").

3.13 No Manipulation; Disclosure of Information. The Company has not taken and will not take any action designed to or that might reasonably be expected to cause or result in an unlawful manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares. The Company has not disclosed any material non-public information to the Investors.

3.14 Accountants. McGladrey and Pullen, LLP, who expressed their opinion with respect to the consolidated financial statements to be incorporated by reference from the Company's Annual Report on Form 10-K for the year ended April 30, 2006 into the Registration Statement and the prospectus which forms a part thereof (the "Prospectus"), have advised the Company that they are independent accountants as required by the Securities Act and the rules and regulations promulgated thereunder.

3.15 Contracts. Except for matters which are not reasonably likely to have a Material Adverse Effect and those contracts that are substantially or fully performed or expired by their terms, the contracts listed as exhibits to or described in the SEC Reports that are material to the Company and all amendments thereto, are in full force and effect on the date hereof, and neither the Company nor, to the Company's actual knowledge, any other party to such contracts is in material breach of or default under any of such contracts.

3.16 Taxes. Except for tax matters which are not reasonably likely to have a Material Adverse Effect, each of the Company and each of its Subsidiaries has filed all necessary federal, state and foreign income and franchise tax returns and has paid or accrued all taxes shown as due thereon.

3.17 Transfer Taxes. On the Closing Date, all stock transfer or other taxes (other than income taxes) which are required to be paid in connection with the sale and transfer of the Shares hereunder will be, or will have been, fully paid or provided for by the Company and the Company will have complied with all laws imposing such taxes.

3.18 Investment Company. The Company is not an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for an investment company, within the meaning of the Investment Company Act of 1940, as amended, and will not be deemed an "investment company" as a result of the transactions contemplated by this Agreement.

3.19 Insurance. The Company maintains insurance of the types and in the amounts that the Company reasonably believes is adequate for its businesses, including, but not limited to, insurance covering real and personal property owned or leased by the Company against theft, damage, destruction, acts of vandalism and all other risks customarily insured against by similarly situated companies, all of which insurance is in full force and effect.

3.20 Offering Prohibitions. Neither the Company nor to its actual knowledge any person acting on its behalf or at its direction has in the past or will in the future take any action to sell, offer for sale or solicit offers to buy any securities of the Company which would bring the offer or sale of the Shares as contemplated by this Agreement within the provisions of Section 5 of the Securities Act.

3.21 Listing. The Company shall comply with all requirements with respect to the issuance of the Shares and the listing thereof on Nasdaq.

3.22 Related Party Transactions. Since July 31, 2006, to the actual knowledge of the Company, no transaction has occurred between or among the Company or any of its affiliates, officers or directors or any affiliate or affiliates of any such officer or director that with the passage of time are reasonably likely be required to be disclosed pursuant to Section 13, 14 or 15(d) of the Exchange Act.

3.23 Books and Records. The books, records and accounts of the Company accurately and fairly reflect, in reasonable detail and in all material respects, the transactions in, and dispositions of, the assets of, and the operations of, the Company.

3.24 Press Releases. Each press release disseminated by the Company during the one (1) year preceding the date of this Agreement, taken as a whole (and in the context of other public disclosures by the Company available at the time of each press release, including without limitation in the SEC Reports) and when disseminated, did not contain, at the time of such release, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, which individually or in the aggregate is reasonably likely to have a Material Adverse Effect.

3.25 Labor Relations. No material labor dispute exists or, to the actual knowledge of the Company, is imminent with respect to any of the employees of the Company, which is reasonably likely to have a Material Adverse Effect.

3.26 Title to Assets. The Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them that is material to their respective businesses and good and marketable title in all personal property owned by them that is material to their respective businesses, in each case free and clear of all Liens, except for Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases of which the Company and the Subsidiaries are in material compliance.

3.27 Internal Control Over Financial Accounting. Except as disclosed in Schedule 3.27, the Company and the Subsidiaries maintain a system of internal controls over financial reporting sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

3.28 Solvency. Based on the Financial Statement of the Company, as contained in the SEC Reports, after giving effect to the receipt by the Company of the proceeds from the sale of Securities hereunder, the Company represents that, to the best of the Company's actual knowledge: (i) the Company's fair saleable value of its assets (including tangible and intangible assets) exceeds the amount that will be required to be paid on or in respect of the Company's existing debts and other liabilities as they mature; (ii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its debt when such amounts are required to be paid; (iii) the Company does not intend to file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the Closing Date; and (iv) the Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt).

3.29 Certain Fees. Except as described in Schedule 3.29, no brokerage or finder's fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement. The Investors shall have no obligation with respect to any fees or with respect to any claims (other than such fees or commissions owed by a Investor pursuant to written agreements executed by such Investor which fees or commissions shall be the sole responsibility of such Investor) made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by this Agreement.

3.30 Disclosure. The Company confirms that neither it nor any other Person acting on its behalf has provided any of the Investors or their agents or counsel with any information that constitutes or might constitute material, nonpublic information. The Company understands and confirms that each of the Investors will rely on the foregoing representations in effecting transactions in securities of the Company. All disclosure materials provided to the Investors regarding the Company, its business and the transactions contemplated hereby, including the Disclosure Materials to this Agreement, furnished by or on behalf of the Company are, taken as a whole, true and correct in all material respects and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. No event or circumstance has occurred or information exists with respect to the Company or any of its Subsidiaries or its or their business, properties, prospects, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed. The Company acknowledges and agrees that no Investor makes or has made (i) any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 4 or (ii) any statement, commitment or promise to the Company or, to its knowledge, any of its representatives which is or was an inducement to the Company to enter into this Agreement or otherwise.

3.31 Acknowledgment Regarding Investors' Purchase of Securities. The Company acknowledges and agrees that, to its actual knowledge, each of the Investors is acting solely in the capacity of an arm's length purchaser with respect to this Agreement and the transactions contemplated hereby. The Company further acknowledges that no Investor is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any advice given by any Investor, or any of their respective representatives or agents in connection with this Agreement and the transactions contemplated hereby is merely incidental to the Investors' purchase of the Securities. The Company further represents to each Investor that the Company's decision to enter into this Agreement has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

3.32 Application of Takeover Protections. Except as disclosed in Schedule 3.32, the Company has taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company's Certificate of Incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to the Investors, resulting in a Material Adverse Effect, as a result of the Investors and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation the Company's issuance of the Securities and the Investors' ownership of the Securities.

3.33 Sarbanes-Oxley Act. Except as disclosed in Schedule 3.27, the Company is in compliance with applicable requirements of the Sarbanes-Oxley Act of 2002 and applicable rules and regulations promulgated by the Commission thereunder in effect as of the date of this Agreement, except where such noncompliance could not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

3.34 Securities Law Representation Private Placement. Neither the Company nor any Person acting on the Company's behalf has sold or offered to sell or solicited any offer to buy the Securities by means of any form of general solicitation or advertising. Neither the Company nor any of its Affiliates nor any Person acting on the Company's behalf has, directly or indirectly, at any time within the past six months, made any offer or sale of any security or solicitation of any offer to buy any security under circumstances that would (i) eliminate the availability of the exemption from registration under Regulation D under the Securities Act in connection with the offer and sale of the Securities as contemplated hereby or (ii) cause the offering of the Securities pursuant to this Agreement to be integrated with prior offerings by the Company for purposes of any applicable law, regulation or stockholder approval provisions, including, without limitation, under the rules and regulations of Nasdaq. Assuming the accuracy of the representations of each of the Investors, no consent, authorization, approval, permit or order of or filing with any governmental or regulatory authority is required under current laws and regulations in connection with the execution and delivery of this Agreement or the offer, issuance, sale or delivery of the Shares or the Warrant Shares, other than the qualification thereof, if required, under applicable Nasdaq and state securities law, which qualification has been or will be effected as a condition of these sales and the filing of a Form D with the Securities and Exchange Commission (the "SEC") in connection with the transactions contemplated by this Agreement.  Under the circumstances contemplated by this Agreement, the offer, issuance, sale and delivery of the Shares will not, under current laws and regulations, require compliance with the registration requirements of the Securities Act of 1933, as amended (the "Securities Act").

4. Representations, Warranties and Covenants of the Investor.

4.1 Investor Knowledge and Status. The Investor represents and warrants to, and covenants with, the Company that: (i) the Investor is an "accredited investor" as defined in Regulation D under the Securities Act, is knowledgeable, sophisticated and experienced in making, and is qualified to make decisions with respect to, investments in securities presenting an investment decision similar to that involved in the purchase of the Securities, and has requested, received, reviewed and considered all information it deemed relevant in making an informed decision to purchase the Securities; (ii) the Investor understands that the Securities are "restricted securities" and have not been registered under the Securities Act and is acquiring the number of Securities set forth in paragraph 3 of the Securities Purchase Agreement in the ordinary course of its business and for investment only, has no present intention of distributing any of such Securities and has no arrangement or understanding with any other persons regarding the distribution of such Securities (this representation and warranty not limiting the Investor's right to sell Securities pursuant to a Registration Statement filed under the Registration Rights Agreement or otherwise or hold the Securities for any prescribed time period, or other than with respect to any claim arising out of a breach of this representation and warranty, the Investor's right to indemnification under Section 3 of the Registration Rights Agreement); (iii) the Investor will not, directly or indirectly, offer or sell any of the Securities except in compliance with the Securities Act, applicable state securities laws and the respective rules and regulations promulgated thereunder; (iv) the Investor has answered all questions in paragraph 4 of the Securities Purchase Agreement and the Investor Questionnaire attached hereto as Exhibit B for use in preparation of the Registration Statement and the answers thereto are true and correct as of the date hereof and will be true and correct as of the Closing Date; (v) the Investor will notify the Company promptly of any change in any of such information that occurs prior to the Closing Date; and (vi) the Investor has, in connection with its decision to purchase the number of Securities set forth in paragraph 3 of the Securities Purchase Agreement, relied upon the representations and warranties of the Company contained herein and the information contained in the Disclosure Materials. The Investor understands that the issuance of the Securities to the Investor has not been registered under the Securities Act, or registered or qualified under any state securities law, in reliance on specific exemptions therefrom, which exemptions may depend upon, among other things, the representations made by the Investor in this Agreement. No person (including without limitation the Placement Agent) is authorized by the Company to provide any representation that is inconsistent with or in addition to those contained herein or in the Disclosure Materials, and the Investor acknowledges that it has not received or relied on any such representations.

4.2 Transfer of Securities. The Investor agrees that it will not make any sale, pledge, transfer or other disposition of the Securities (a "Disposition") other than Dispositions that are made pursuant to the Registration Statement in compliance with any applicable prospectus delivery requirements or that are exempt from registration under the Securities Act and applicable law. The Company acknowledges and agrees that an Investor, in compliance with applicable state and federal law, may from time to time pledge or grant a security interest in some or all of the Securities in connection with a bona fide margin agreement or other loan or financing arrangement secured by the Securities and, if required under the terms of such agreement, loan or arrangement, such Investor may transfer pledged or secured Securities to the pledgees or secured parties. Except as may otherwise be required by this Agreement, such a pledge or transfer would not be subject to approval of the Company and no legal opinion of the pledgee, secured party or pledgor shall be required in connection therewith. Further, no notice shall be required of such pledge. At the appropriate Investor's expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities, including the preparation and filing of any required prospectus supplement under Rule 424(b)(3) of the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of Selling Stockholders thereunder.

4.3 Power and Authority. The Investor represents and warrants to the Company that (i) the Investor has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and (ii) this Agreement constitutes a valid and binding obligation of the Investor enforceable against the Investor in accordance with its terms, except to the extent (i) rights to indemnity and contribution may be limited by state or federal securities laws or the public policy underlying such laws, (ii) such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' and contracting parties' rights generally and (iii) such enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

4.4 [Reserved]

4.5 No Investment, Tax or Legal Advice. The Investor understands that nothing in the SEC Reports, this Agreement, or any other materials presented to the Investor in connection with the purchase and sale of the Securities constitutes legal, tax or investment advice. The Investor has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of Securities.

4.6 Confidential Information. The Company shall not provide the Investors with any material non-public information. The parties acknowledge and agree that as of the date hereof and as of the Closing Date, the Company has not disclosed any material non-public information to the Investor.

4.7 Acknowledgments Regarding Placement Agent. The Investor acknowledges that the Placement Agent has acted solely as placement agent for the Company in connection with the Offering of the Securities by the Company, and that the Placement Agent has made no representation or warranty whatsoever with respect to the accuracy or completeness of information, data or other related disclosure material that has been provided to the Investor. The Investor further acknowledges that in making its decision to enter into this Agreement and purchase the Securities, it has relied on its own examination of the Company and the terms of, and consequences of holding, the Securities. The Investor further acknowledges that the provisions of this Section 4.7 are for the benefit of, and may be enforced by, the Placement Agent. Investor has not received any general solicitation or advertising regarding the Offering and Investor has not been furnished with any oral or written representation or information in connection with the Offering which is not contained in the SEC Reports or set forth in the Memorandum.

4.8 Additional Acknowledgement. The Investor acknowledges that it has reviewed the Disclosure Materials and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Shares and the merits and risks of investing in the Securities; (ii) access to information about the Company and the Subsidiaries and their respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. Neither such inquiries nor any other investigation conducted by or on behalf of such Investor or its representatives or counsel shall modify, amend or affect such Investor's right to rely on the truth, accuracy and completeness of the Disclosure Materials and the Company's representations and warranties contained in the Transaction Documents. The Investor acknowledges that it has independently evaluated the merits of the transactions contemplated by this Agreement, that it has independently determined to enter into the transactions contemplated hereby, that it is not relying on any advice from or evaluation by any Other Investor, and that it is not acting in concert with any Other Investor in making its purchase of the Securities hereunder. The Investor, together with other purchasers of the Company's Securities in the Offering, have not taken any actions that would deem the Investors to be members of a "group" for purposes of Section 13(d) of the Exchange Act.

4.9 No General Solicitation. Investor is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

4.10 Reliance on Exemptions. Investor acknowledges that the Securities are being offered and sold to it by the Company in reliance on specific exemptions from the registration requirements of the Securities Act of 1933, as amended, and applicable state securities laws and that the Company is relying on the truth and accuracy of, and Investor's compliance with, the representations, covenants, warranties, agreements, acknowledgments and understandings of Investor set forth herein in order to determine the availability of such exemptions and the eligibility of Investor to acquire the Securities.

4.11 Other. Investor agrees to the imprinting, so long as is required under applicable federal and state securities laws, of a legend on each certificate evidencing the Securities in substantially the following form:

THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THESE SHARES UNDER THE SECURITIES ACT OF 1933 OR AN OPINION OF THE COMPANY'S COUNSEL THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT. NOTWITHSTANDING THE FOREGOING, THESE SECURITIES AND THE SECURITIES ISSUABLE UPON EXERCISE OF THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY SUCH SECURITIES.

The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of the Shares upon which it is stamped or issue to such holder by electronic delivery at the applicable balance account at DTC, if (i) such Shares are sold or transferred pursuant to an effective Registration Statement or Rule 144 (assuming the transferor is not an Affiliate of the Company), (ii) such Shares are eligible for sale under Rule 144(k), or (iii) following the effective date of the Registration Statement (the "Effective Date") or if such legend is not required under applicable requirements of the Securities Act (including controlling judicial interpretations and pronouncements issued by the Commission).  Following the Effective Date or at such earlier time as a legend is no longer required for certain Shares, the Company will no later than three (3) Business Days following the delivery by a Investor to the Company or the Transfer Agent (with notice to the Company) of a legended certificate representing such Shares (endorsed or with stock powers attached, signatures guaranteed, and otherwise in form necessary to effect the reissuance and/or transfer and an opinion of Investor's counsel reasonably acceptable to the Company), issue irrevocable transfer agent instructions and to deliver or cause to be delivered to such Investor a certificate representing such Shares that is free from all restrictive and other legends. If the Company fails to deliver or cause to be delivered to the Investor a certificate representing such Shares that is free from all restrictive and other legends by the third Business Day and if and if after such third Business Day the Investor purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Investor of the Shares that the Investor anticipated receiving from the Company (a "Buy-In"), then the Company shall, within three Trading Business Days after the Investor's request and in the Investor's discretion, either (i) pay cash to the Investor in an amount equal to the Investor's total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased (the "Buy-In Price"), at which point the Company's obligation to deliver such certificate (and to issue such Common Stock) shall terminate, or (ii) promptly honor its obligation to deliver to the Investor a certificate or certificates representing such Common Stock and pay cash to the Investor in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock, times (B) the Closing Price on the date of the event giving rise to the Company's obligation to deliver such certificate. The Company may not make any notation on its records or give instructions to the Transfer Agent that enlarge the restrictions on transfer set forth in this Section.

5. Survival of Representations, Warranties and Agreements. Notwithstanding any investigation made by any party to this Agreement or by the Placement Agent, all covenants, agreements, representations and warranties made by the Company and the Investor herein shall survive the execution of this Agreement, the delivery to the Investor of the Securities being purchased and the payment therefor, and a party's reliance on such representations and warranties shall not be affected by any investigation made by such party or any information developed thereby.

6. Registration of Shares; Public Statements.

6.1 In connection with the purchase and sale of the Shares by the Investors contemplated hereby, the Company has entered into a Registration Rights Agreement with each Investor providing for the filing by the Company of a Registration Statement on Form S-3 or such other form available to the Company to enable the resale of the Shares, the Warrants and the Warrant Shares by the Investors from time to time.

6.2 The Company shall, on or before 8:30 a.m., New York City time on October 30, 2006, issue a press release acceptable to the Investors disclosing all material terms of the transactions contemplated hereby. Prior to the second business day after the Closing Date, the Company shall file a Current Report on Form 8-K with the Commission (the "8-K Filing") describing the terms of the transactions contemplated by the Transaction Documents and including as exhibits to such Current Report on Form 8-K this Agreement and the form of Warrant, in the form required by the Exchange Act. Thereafter, the Company shall timely file any filings and notices required by the Commission or applicable law with respect to the transactions contemplated hereby and provide copies thereof to the Investors promptly after filing. Except with respect to the 8-K Filing and the press release referenced above (a copy of which will be provided to the Investors for their review as early as practicable prior to its filing), the Company shall, at least two Business Days prior to the filing or dissemination of any disclosure required by this paragraph that does not contain any material non-public information, provide a copy thereof to the Investors for their review. The Company and the Investors shall consult with each other in issuing any press releases or otherwise making public statements or filings and other communications with the Commission or any regulatory agency or Trading Market with respect to the transactions contemplated hereby, and neither party shall issue any such press release or otherwise make any such public statement, filing or other communication without the prior consent of the other, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement, filing or other communication. Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Investor, or include the name of any Investor in any filing with the Commission or any regulatory agency or Trading Market, without the prior written consent of such Investor, except to the extent such disclosure (but not any disclosure as to the controlling Persons thereof) is required by law or Trading Market regulations, in which case the Company shall provide the Investors with prior notice of such disclosure. The Company shall not, and shall cause each of its Subsidiaries and its and each of their respective officers, directors, employees and agents not to, provide any Investor with any material nonpublic information regarding the Company or any of its Subsidiaries from and after the filing of the 8-K Filing without the express written consent of such Investor. In the event of a breach of the foregoing covenant by the Company, any of its Subsidiaries, or any of its or their respective officers, directors, employees and agents, in addition to any other remedy provided herein or in the Transaction Documents, a Investor shall have the right to make a public disclosure, in the form of a press release, public advertisement or otherwise, of such material nonpublic information without the prior approval by the Company, its Subsidiaries, or any of its or their respective officers, directors, employees or agents. No Investor shall have any liability to the Company, its Subsidiaries, or any of its or their respective officers, directors, employees, shareholders or agents for any such disclosure. Subject to the foregoing, neither the Company nor any Investor shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of any Investor, to make any press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filing and contemporaneously therewith and (ii) as is required by applicable law and regulations (provided that in the case of clause (i) each Investor shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release).

7. Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be delivered (A) if within the United States, by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, or by facsimile, or (B) if from outside the United States, by International Federal Express (or comparable service) or facsimile, and shall be deemed given (i) if delivered by first-class registered or certified mail domestic, upon the Business Day received, (ii) if delivered by nationally recognized overnight carrier, one (1) Business Day after timely delivery to such carrier, (iii) if delivered by International Federal Express (or comparable service), two (2) Business Days after timely delivery to such carrier, (iv) if delivered by facsimile, upon electric confirmation of receipt and shall be addressed as follows, or to such other address or addresses as may have been furnished in writing by a party to another party pursuant to this paragraph:

(a) if to the Company, to:

Quantum Fuel Systems Technologies Worldwide, Inc.

178 72 Cartwright Road

Irvine, CA 92614

Attention: Brian Olson
Telephone: (949) 399-4500

Fax: (949) 474-3086

with a copy to:

Kenneth R. Lombardo

General Counsel

570 Executive Drive

Troy, Michigan 48083

and

Kerr, Russell and Weber, PLC

Attention: Patrick Haddad

500 Woodward Ave., Suite 2500

Detroit, MI 48226-3427

Telephone: (313) 961-0200

Fax: (313) 961-0388

(b) if to the Investor, at its address on the signature page to the Stock Purchase Agreement.

8. Amendments; Waiver. This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Investor. Any waiver of a provision of this Agreement must be in writing and executed by the party against whom enforcement of such waiver is sought.

9. Other Agreements.

9.1 Use of Proceeds. Except as set forth on Schedule 9, the Company shall use the net proceeds from the sale of the Securities hereunder for implementation of corporate restructuring and cost cutting initiatives and general corporate purposes and not (i) for the satisfaction of any portion of the Company's debt (other than payment of trade payables, line of credit, and accrued expenses in the ordinary course of the Company's business and consistent with past practice), (ii) to redeem any Company equity or equity-equivalent securities, or (iii) to settle any outstanding litigation.

9.2 Reimbursement. If any Investor or any of its Affiliates or any officer, director, partner, controlling Person, employee or agent of a Investor or any of its Affiliates (a "Related Person") becomes involved in any capacity in any Proceeding brought by or against any Person in connection with or as a result of the transactions contemplated by this Agreement, the Company will indemnify and hold harmless such Investor or Related Person for its reasonable legal and other expenses (including the costs of any investigation, preparation and travel) and for any Losses incurred in connection therewith, as such expenses or Losses are incurred, excluding only Losses that result directly from such Investor's or Related Person's gross negligence, willful misconduct, any failure to comply with any representation, warranty, term or provision of this Agreement or violation of law. In addition, the Company shall indemnify and hold harmless each Investor and Related Person from and against any and all Losses, as incurred, arising out of or relating to any breach by the Company of any of the representations, warranties or covenants made by the Company in this Agreement or any other Transaction Document, or any allegation by a third party that, if true, would constitute such a breach. The conduct of any Proceedings for which indemnification is available under this paragraph shall be governed by Section 3 of the Registration Rights Agreement. The indemnification obligations of the Company under this paragraph shall be in addition to any liability that the Company may otherwise have and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Investors and any such Related Persons. If the Company breaches its obligations under any Transaction Document, then, in addition to any other liabilities the Company may have under any Transaction Document or applicable law, the Company shall pay or reimburse the Investors for all costs of collection and enforcement (including reasonable attorneys fees and expenses). Without limiting the generality of the foregoing, the Company specifically agrees to reimburse the Investors for all costs of enforcing the indemnification obligations in this paragraph.

9.3 Furnishing of Information. For a period of two years following the Closing, provided that Investor owns Securities, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act. Upon the request of any Investor, the Company shall deliver to such Investor a written certification of a duly authorized officer as to whether it has complied with the preceding sentence. For a period of two years following the Closing, provided that Investor owns Securities, if the Company is not required to file reports pursuant to such laws, it will prepare and furnish to the Investors and make publicly available in accordance with paragraph (c) of Rule 144 such information as is required for the Investors to sell the Securities under Rule 144. The Company further covenants that it will take such further action as any holder of Securities may reasonably request to satisfy the provisions of Rule 144 applicable to the issuer of securities relating to transactions for the sale of securities pursuant to Rule 144.

9.4 Integration. The Company shall not, and shall use its reasonable best efforts to ensure that no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities to the Investors or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of Nasdaq.

9.5 Reservation and Listing of Securities. The Company shall maintain a reserve from its duly authorized shares of Common Stock for issuance pursuant to the Transaction Documents in such amount as may be required to fulfill its obligations in full under the Transaction Documents. In the event that at any time the then authorized shares of Common Stock are insufficient for the Company to satisfy its obligations in full under the Transaction Documents, the Company shall promptly take such actions as may be required to increase the number of authorized shares. The Company shall in the time and manner required by its Trading Market, prepare and file with such Trading Market an additional shares listing application covering the number of shares of Common Stock issuable under the Transaction Documents and shall take all steps necessary to cause such shares of Common Stock to be approved for listing on its Trading Market as soon as possible.

9.6 Subsequent Placements.

(a) From the date hereof until the Effective Date, the Company will not, directly or indirectly, offer, sell, grant any option to purchase, or otherwise dispose of (or announce any offer, sale, grant or any option to purchase or other disposition of) any of its or the Subsidiaries' equity or equity equivalent securities, including without limitation any debt, preferred stock or other instrument or security that is, at any time during its life and under any circumstances, convertible into or exchangeable or exercisable for Common Stock or Common Stock Equivalents (any such offer, sale, grant, disposition or announcement being referred to as a "Subsequent Placement").

(b) From the Effective Date until the one year anniversary thereof, the Company will not, directly or indirectly, effect any Subsequent Placement, unless the Company shall have first complied with this Section 9.6(b).

(i) The Company shall deliver to each Investor a written notice (the "Offer") of any proposed or intended issuance or sale or exchange of the securities being offered (the "Offered Securities") in a Subsequent Placement, which Offer shall (w) identify and describe the Offered Securities, (x) describe the price and other terms upon which they are to be issued, sold or exchanged, and the number or amount of the Offered Securities to be issued, sold or exchanged, (y) identify the Persons or entities to which or with which the Offered Securities are to be offered, issued, sold or exchanged and (z) offer to issue and sell to or exchange with each Investor (A) a pro rata portion of the Offered Securities based on such Investor's pro rata portion of the aggregate principal amount of the Shares purchased hereunder (the "Basic Amount"), and (B) with respect to each Investor that elects to purchase its Basic Amount, any additional portion of the Offered Securities attributable to the Basic Amounts of other Investors as such Investor shall indicate it will purchase or acquire should the other Investors subscribe for less than their Basic Amounts (the "Undersubscription Amount").

(ii) To accept an Offer, in whole or in part, a Investor must deliver a written notice to the Company prior to the end of the 5 Business Day period of the Offer, setting forth the portion of the Investor's Basic Amount that such Investor elects to purchase and, if such Investor shall elect to purchase all of its Basic Amount, the Undersubscription Amount, if any, that such Investor elects to purchase (in either case, the "Notice of Acceptance"). If the Basic Amounts subscribed for by all Investors are less than the total of all of the Basic Amounts, then each Investor who has set forth an Undersubscription Amount in its Notice of Acceptance shall be entitled to purchase, in addition to the Basic Amounts subscribed for, the Undersubscription Amount it has subscribed for; provided, however, that if the Undersubscription Amounts subscribed for exceed the difference between the total of all the Basic Amounts and the Basic Amounts subscribed for (the "Available Undersubscription Amount"), each Investor who has subscribed for any Undersubscription Amount shall be entitled to purchase only that portion of the Available Undersubscription Amount as the Basic Amount of such Investor bears to the total Basic Amounts of all Investors that have subscribed for Undersubscription Amounts, subject to rounding by the Board of Directors to the extent its deems reasonably necessary.

(iii) The Company shall have at least 5 Business Days from the expiration of the period set forth in Section 9.6(b)(ii) above to issue, sell or exchange all or any part of such Offered Securities as to which a Notice of Acceptance has not been given by the Investors (the "Refused Securities"), but only to the offerees described in the Offer and only upon terms and conditions (including, without limitation, unit prices and interest rates), taken as a whole, that are not more favorable to the acquiring Person or Persons or less favorable to the Company than those set forth in the Offer.

(iv) In the event the Company shall propose to sell less than all the Refused Securities (any such sale to be in the manner and on the terms specified in Section 9.6(b)(iii) above), then each Investor may, at its sole option and in its sole discretion, reduce the number or amount of the Offered Securities specified in its Notice of Acceptance to an amount that shall be not less than the number or amount of the Offered Securities that the Investor elected to purchase pursuant to Section 9.6(b)(ii) above multiplied by a fraction, (i) the numerator of which shall be the number or amount of Offered Securities the Company actually proposes to issue, sell or exchange (including Offered Securities to be issued or sold to Investors pursuant to Section 9.6(b)(ii) above prior to such reduction) and (ii) the denominator of which shall be the original amount of the Offered Securities. In the event that any Investor so elects to reduce the number or amount of Offered Securities specified in its Notice of Acceptance, the Company may not issue, sell or exchange more than the reduced number or amount of the Offered Securities unless and until such securities have again been offered to the Investors in accordance with Section 9.6(b)(i) above.

(v) Upon the closing of the issuance, sale or exchange of all or less than all of the Refused Securities, the Investors shall acquire from the Company, and the Company shall issue to the Investors, the number or amount of Offered Securities specified in the Notices of Acceptance, as reduced pursuant to Section 9.6(b)(iv) above if the Investors have so elected, upon the terms and conditions specified in the Offer. The purchase by the Investors of any Offered Securities is subject in all cases to the preparation, execution and delivery by the Company and the Investors of a purchase agreement relating to such Offered Securities reasonably satisfactory in form and substance to the Investors, the Company and their respective counsel. Notwithstanding anything to the contrary contained in this Agreement, if the Company does not consummate the closing of the issuance, sale or exchange of all or less than all of the Refused Securities within 5 Business Days of the expiration of the period set forth in Section 9.6(b)(ii), the Company shall issue to the Investors the number or amount of Offered Securities specified in the Notices of Acceptance, as reduced pursuant to Section 9.6(b)(iv) above if the Investors have so elected, upon the terms and conditions specified in the Offer.

(vi) The Company and the Investors agree that if any Investor elects to participate in the Offer, (x) neither the agreement regarding the Subsequent Placement (the "Subsequent Placement Agreement") with respect to such Offer nor any other transaction documents related thereto (collectively, the "Subsequent Placement Documents") shall include any term or provisions whereby any Investor shall be required to agree to any restrictions in trading as to any securities of the Company owned by such Investor prior to such Subsequent Placement, and (y) any registration rights set forth in such Subsequent Placement Documents shall be similar in all material respects to the registration rights contained in the Registration Rights Agreement entered into in connection herewith.

(vii) Notwithstanding anything to the contrary in this Section 9.6 and unless otherwise agreed to by Investor, the Company shall either confirm in writing to the Investors that the transaction with respect to the Subsequent Placement has been abandoned or shall publicly disclose its intention to issue the Offered Securities, in either case in such a manner such that the Investors will not be in possession of material non-public information, by the 15th Business Day following delivery of the Offer. If by the 15th Business Day following delivery of the Offer no public disclosure regarding a transaction with respect to the Offered Securities has been made, and no notice regarding the abandonment of such transaction has been received by the Investors, such transaction shall be deemed to have been abandoned and the Investors shall not be deemed to be in possession of any material, non-public information with respect to the Company. Should the Company decide to pursue such transaction with respect to the Offered Securities, the Company shall provide each Investor with another Offer Notice and each Investor will again have the right of participation set forth in this Section 9.6. The Company shall not be permitted to deliver more than one such Offer to the Investors in any 60 day period.

(viii) Any Offered Securities not acquired by the Investors or other Persons in accordance with Section 9.6(b)(iii) above may not be issued, sold or exchanged until they are again offered to the Investors under the procedures specified in this Agreement.

(c) Notwithstanding anything in this Agreement to the contrary, the restrictions contained in paragraph (b) of this Section 9.6 shall not apply to the issuance of Common Stock (A) upon exercise or conversion of any options or other securities described in Section 3.4 above, (provided that such exercise or conversion occurs in accordance with the terms thereof, without amendment or modification, and that the applicable exercise or conversion price or ratio is described in such schedule) or otherwise pursuant to any employee benefit plan described in Section 3.4 above or hereafter adopted by the Company and approved by its shareholders, (B) in connection with any issuance of shares or grant of options to employees, officers, directors or consultants of the Company pursuant to a stock option plan or other incentive stock plan duly adopted by the Company's board of directors or in respect of the issuance of Common Stock upon exercise of any such options, (C) pursuant to a bona fide firm commitment underwritten public offering with a nationally recognized underwriter (excluding any equity lines) in an aggregate offering amount greater than $15,000,000, or (D) in connection with a bona fide joint venture, acquisition, merger, strategic partnership, or strategic alliance the primary purpose of which is not to raise cash.

10. Fees and Expenses. At the Closing, the Company shall pay to Iroquois Master Fund Ltd. an aggregate of $25,000 for their legal fees and expenses incurred in connection with the preparation and negotiation of this Agreement, of which amount $15,000 has been previously paid by the Company. In lieu of the foregoing remaining payment, Iroquois Master Fund Ltd may retain such amount at the Closing. The Company shall pay all transfer agent fees, stamp taxes and other taxes and duties levied in connection with the issuance of the Securities.

11. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Investors. Any Investor may assign its rights under this Agreement to any Person to whom such Investor assigns or transfers any Securities, provided such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions hereof that apply to the "Investors." Notwithstanding anything to the contrary herein, Securities may be assigned to any Person in connection with a bona fide margin account or other loan or financing arrangement secured by such Securities.

12. Entire Agreement. This Agreement sets forth the entire agreement and understanding of the parties relating to the subject matter hereof and supersedes all prior and contemporaneous agreements, negotiations and understandings between the parties, both oral and written relating to the subject matter hereof.

13. Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

14. No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except that each Related Person is an intended third party beneficiary of Section 9.2 and may enforce the provisions of such Section directly against the parties with obligations thereunder.

15. Governing Law; Venue; Waiver Of Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the laws of the state of new york. THE COMPANY AND INVESTORS Hereby Irrevocably Submit To The Exclusive Jurisdiction Of The State And Federal Courts Sitting In The CITY OF NEW YORK, BOROUGH OF MANHATTAN For The Adjudication Of Any Dispute BROUGHT BY THE COMPANY OR ANY INVESTOR Hereunder, In Connection Herewith Or With Any Transaction Contemplated Hereby Or Discussed Herein (Including With Respect To The Enforcement Of Any Of The Transaction Documents), And Hereby Irrevocably Waive, And Agree Not To Assert In Any Suit, Action Or ProceedinG BROUGHT BY THE COMPANY OR ANY INVESTOR, Any Claim That It Is Not Personally Subject To The Jurisdiction Of Any Such Court, OR That Such Suit, Action Or Proceeding Is Improper. Each party Hereby Irrevocably Waives Personal Service Of Process And Consents To Process Being Served In Any Such Suit, Action Or Proceeding By Mailing A Copy Thereof Via Registered Or Certified Mail Or Overnight Delivery (With Evidence Of Delivery) To Such Party At The Address In Effect For Notices To It Under This Agreement And Agrees That Such Service Shall Constitute Good And Sufficient Service Of Process And Notice Thereof. Nothing Contained Herein Shall Be Deemed To Limit In Any Way Any Right To Serve Process In Any Manner Permitted By Law. The Company AND INVESTORS Hereby Waive All Rights To A Trial By Jury.

16. Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

17. Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever any Investor exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Investor may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

18. Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Securities.

19. Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages each of the Investors and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

20. Payment Set Aside. To the extent that the Company makes a payment or payments to any Investor hereunder or pursuant to the Warrants or any Investor enforces or exercises its rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company by a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

21. Independent Nature of Investors' Obligations and Rights. The obligations of each Investor under any Transaction Document are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor under any Transaction Document. The decision of each Investor to purchase Securities pursuant to this Agreement has been made by such Investor independently of any other Investor and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company or of the Subsidiary which may have been made or given by any other Investor or by any agent or employee of any other Investor, and no Investor or any of its agents or employees shall have any liability to any other Investor (or any other Person) relating to or arising from any such information, materials, statements or opinions. Nothing contained herein or in any Transaction Document, and no action taken by any Investor pursuant thereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Document. The Company hereby confirms that it understands that the Investors are not acting as a "group" as that term is used in Section 13(d) of the Exchange Act. Each Investor acknowledges that no other Investor has acted as agent for such Investor in connection with making its investment hereunder and that no other Investor will be acting as agent of such Investor in connection with monitoring its investment hereunder. Each Investor shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose. Each Investor represents that it has been represented by its own separate legal counsel in its review and negotiations of this Agreement and the Transaction Documents and each party represents and confirms that Malhotra & Associates LLP represents only Iroquois Master Fund Ltd. in connection with this Agreement and the other Transaction Documents.

22. Survival. The representations, warranties, agreements and covenants contained herein shall survive the Closing and the delivery and/or exercise of the Securities, as applicable.

23. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.

Exhibit A

STOCK CERTIFICATE QUESTIONNAIRE

Please provide us with the following information:
1. The exact name in which your Securities are to be registered (this is the name that will appear on your stock certificate(s)). You may use a nominee name if appropriate:
2. If a nominee name is listed in response to item 1 above, the relationship between the Investor and such nominee:
3. The mailing address of the registered holder listed in response to item 1 above:
4. The Social Security Number or Tax Identification Number of the registered holder listed in the response to item 1 above:

Exhibit B

INVESTOR QUESTIONNAIRE

(All information will be treated confidentially)

To: Quantum Fuel Systems Technologies Worldwide, Inc.

The undersigned hereby acknowledges the following:

This Investor Questionnaire ("Questionnaire") must be completed by each potential investor in connection with the offer and sale of the shares of the common stock, par value $0.001 per share (the "Shares"), of Quantum Fuel Systems Technologies Worldwide, Inc. (the "Company"). The Shares are being offered and sold by the Company without registration under the Securities Act of 1933, as amended (the "Securities Act"), and the securities laws of certain states, in reliance on the exemptions contained in Section 4 of the Securities Act and on Regulation D promulgated thereunder and in reliance on similar exemptions under applicable state laws. The Company must determine that a potential investor meets certain suitability requirements before offering or selling Shares to such investor. The purpose of this Questionnaire is to assure the Company that each investor will meet the applicable suitability requirements. The information supplied by the undersigned will be used in determining whether the undersigned meets such criteria, and reliance upon the private offering exemption from registration is based in part on the information herein supplied.

This Questionnaire does not constitute an offer to sell or a solicitation of an offer to buy any security. The undersigned's answers will be kept strictly confidential. However, by signing this Questionnaire the undersigned will be authorizing the Company to provide a completed copy of this Questionnaire to such parties as the Company deems appropriate in order to ensure that the offer and sale of the Shares will not result in a violation of the Securities Act or the securities laws of any state and that the undersigned otherwise satisfies the suitability standards applicable to purchasers of the Shares. All potential investors must answer all applicable questions and complete, date and sign this Questionnaire. The undersigned shall print or type its responses and attach additional sheets of paper if necessary to complete its answers to any item.

A. Background Information

Name:

Business Address:

(Number and Street)

(City) (State) (Zip Code)

Telephone Number: ( )

Residence Address:

(Number and Street)

(City) (State) (Zip Code)

Telephone Number: ( )

If an individual:

Age:______ Citizenship:__________ Where registered to vote:

If a corporation, partnership, limited liability company, trust or other entity:

Type of entity:

State of formation:______________ Date of formation:

Social Security or Taxpayer Identification No.

Send all correspondence to (check one): ____ Residence Address ____ Business Address

B. Status as Accredited Investor

The undersigned is an "accredited investor" as such term is defined in Regulation D under the Securities Act, because at the time of the sale of the Shares the undersigned falls within one or more of the following categories (Please initial one or more, as applicable):

_____ (1) a bank as defined in Section 3(a)(2) of the Securities Act, or a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity; a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934; an insurance company as defined in Section 2(13) of the Securities Act; an investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that act; a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000; an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with the investment decisions made solely by persons that are accredited investors;

_____ (2) a private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

_____ (3) an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the Shares offered, with total assets in excess of $5,000,000;

_____ (4) a natural person whose individual net worth, or joint net worth with that person's spouse, at the time of such person's purchase of the Shares exceeds $1,000,000;

_____ (5) a natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

_____ (6) a trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Shares offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of Regulation D; and

_____ (7) an entity in which all of the equity owners are accredited investors (as defined above).

C. Representations

The undersigned hereby represents and warrants to the Company as follows:

1. The information contained herein is complete and accurate and may be relied upon by the Company, and the undersigned will notify the Company immediately of any material change in any of such information occurring prior to the closing, if any, with respect to the purchase of Shares by the undersigned or any co-purchaser.

2. The following is a list of all states and other jurisdictions in which blue sky or similar clearance will be required in connection with the undersigned's purchase of the Shares:

___________________________________________

___________________________________________

___________________________________________

The undersigned agrees to notify the Company in writing of any additional states or other jurisdictions in which blue sky or similar clearance will be required in connection with the undersigned's purchase of the Shares.

IN WITNESS WHEREOF, the undersigned has executed this Questionnaire on ________________, 2006, and declares under oath that it is truthful and correct.

Print Name

By:

Signature

Title:

(required for any purchaser that is a corporation, partnership, trust or other entity)

ACCEPTED ON BEHALF OF THE COMPANY:

QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE, INC.

BY:_________________________________

Name:

Title:

Name of Investor:__________________

Shares Purchased: __________________

Dollar Amount Invested:

$__________________________